Exhibit 10.7
SUPERIOR OFFSHORE INTERNATIONAL, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
(2007 Stock Incentive Plan)
     This Nonqualified Stock Option Agreement (“Option Agreement”) is between Superior Offshore International, Inc., a Delaware corporation (the “Company”), and [employee] (the “the Optionee”).
W I T N E S S E T H:
     The Company has heretofore adopted the Superior Offshore International, Inc. 2007 Stock Incentive Plan (the “Plan”) for the purpose of providing officers, employees, directors and/or consultants of the Company and its Affiliates (as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ or service of the Company and its Affiliates (collectively hereinafter referred to as the “Company”).
     NOW THEREFORE, for and in consideration of these premises it is agreed as follows:
     1. Option. Subject to the terms and conditions contained herein, the Company, effective as of                     , 200         (the “Grant Date”), hereby irrevocably grants to the Optionee the right and option (“Option”) to purchase from the Company [number of shares] shares of the Company’s Common Stock, $0.01 par value (“Common Stock”), at a price of $                 per share.
     2. Option Period and Vesting. Unless otherwise provided for herein, the Option herein granted may be exercised by the Optionee in whole or in part at any time during a ten (10) year period (the “Option Period”) beginning on the Grant Date, subject to the limitation that said Option shall not be exercisable for more than a portion of the aggregate number of shares offered by this Option (“Vested”) determined by the Optionee’s number of full years of employment or service with the Company from                     , 200         (the “Vesting Commencement Date”) to the date of such exercise, in accordance with the following schedule:

Number of Full Years
of Employment or Service
from the Vesting	Cumulative Percentage of Total Shares
Commencement Date	That May Be Purchased (“Vested”)
Less than One Year	0%
One Year	25%
Two Years	50%
Three Years	75%
Four Years or more	100%

     Notwithstanding anything in this Agreement to the contrary, the Committee (as defined in the Plan), in its sole discretion, may waive the foregoing schedule of vesting, and upon written notice to the Optionee, accelerate the earliest date or dates on which the Option granted hereunder is exercisable.
     3. Procedure for Exercise. The Option herein granted may be exercised by written notice by the Optionee to the Chief Financial Officer of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, or a cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the discretion of the Committee, in Common Stock theretofore owned by the Optionee (or deemed to be owned by the Optionee under the Plan), or a combination of cash and such Common Stock. Notice may also be delivered by fax or telecopy provided that the purchase of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Chief Financial Officer of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares of Common Stock with respect to which the Option has been so exercised.
     4. Termination of Employment or Services.
          (a) For Cause. If the Optionee’s employment or service with the Company is terminated during the Option Period for “Cause” (as defined below), the Option granted to him or her, whether exercisable (Vested) or not on such date of termination of employment or service shall thereupon expire.
          As used in this Agreement, the term “Cause” means (i) willful misconduct by the Optionee or gross neglect by the Optionee of his duties as an employee, consultant, or officer of the Company, which continues for more than thirty (30) days after the Optionee’s receipt of written notice from the Board to the Optionee specifically identifying the willful misconduct or gross neglect by the Optionee and directing the Optionee to discontinue the same, (ii) the conviction of the Optionee of a crime constituting a felony, (iii) the commission by the Optionee of an act, other than an act taken in good faith within the course and scope of the Optionee’s employment or service, which is directly detrimental to the Company and exposes the Company to material liability, (iv) an act of fraud by the Optionee committed with respect to the Company, or (v) the breach of any covenant not to compete or confidentiality agreement with the Company.
          (b) Non-Voluntary Termination and Voluntary Resignation. If at any time during the Option Period the Optionee’s employment or service with the Company is terminated by the Company without “Cause” or as a result of the Optionee’s voluntary resignation or for any other reason or for no reason (other than termination for “Cause” as described in paragraph (a) above, death, or disability, as defined in paragraph (c) below), then the shares for which the Option is then exercisable (Vested) may be exercised by the Optionee at any time prior to the close of business on the 90th day following the date of such termination, at which time the Option (whether or not Vested) shall expire. Upon the occurrence of an event described in the foregoing provisions of this paragraph, the shares for which the Option is not then exercisable (Non-Vested) shall thereupon expire. The Committee, in its sole discretion, may condition any exercise of the Option pursuant to the foregoing provisions of this paragraph upon receipt of evidence satisfactory to the Committee that the Optionee has not been, since the date of termination of the Optionee’s employment or service with the Company, and is not at the time of exercise, employed by a Competitor (as defined below), and such evidence may include written representations, certificates and affidavits from the Optionee, in such form as the Committee shall require. In no event may the Option be exercised after the end of the Option Period. Notwithstanding the other provisions of this paragraph, if the Optionee (i) voluntarily resigns his or her employment with the Company and (ii) thereafter is employed by any person or entity that is engaged in any line of business in which the Company is engaged as of the date of such resignation (a “Competitor”), then the Option held by the Optionee shall expire on the day of the commencement of the Optionee’s employment with such Competitor.
          (c) Death or Disability. If at anytime during the Option Period the Optionee’s employment or service with the Company is terminated as a result of the Optionee’s death or disability, then the shares for which the Option is then exercisble (Vested) may be excercised by the Optionee at anytime prior to the close of business on the first anniversary date of the date of such termination, at which time the Option (whether or not Vested) shall expire. Upon the occurrence of the death or disability of the Optionee, the shares for which the Option is not then exercisable (Non-Vested) shall there upon expire. The Optionee shall be deemed subject to a “disability” if, in the opinion of a physician selected by the Committee, the Optionee is incapable of performing services for the Company of the kind the Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician. Notwithstanding anything herein to the contrary, only to the extent the Option is subject to Section 409A of the Code, the definition of “disability” shall have the meaning set forth in Section 409A(a)(2)(C) of the Code.
     5. Cashing Out Option. On receipt of written notice of exercise pursuant to Section 3, the Committee may elect to cash-out all or a part of the portion of the shares of Common Stock for which all or a portion of the Option is being exercised by paying the Optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value (as defined in the Plan) of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such exercise.
     6. Transferability. The Option shall not be transferable by the Optionee otherwise than in accordance with the Plan. No such transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
     7. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, the Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. No adjustment shall be made for dividends

(ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided herein above.
     8. No Limitation on Changes in Capital Structure. The existence of any outstanding Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.
     9. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, the Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.
     10. Compliance With Laws. Notwithstanding any of the other provisions hereof, the Optionee agrees that the Optionee will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.
     11. Withholding of Tax. To the extent that the exercise of the Option or the disposition of shares of Common Stock acquired by exercise of the Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by the Optionee shall be made in accordance with Section 15(d) of the Plan.
     12. Stockholders Agreement. The Optionee, or the Optionee’s representative upon the Optionee’s death, agrees that with respect to all shares of Common Stock purchased pursuant to the Option and as a condition to the exercise of the Option, he or she shall have adopted and agreed to be bound by the Employee Stockholders Agreement (in the form in use by the Company at the date of exercise, if any), which agreement may restrict the transfer of shares of Common Stock, unless the Company otherwise waives the Optionee’s obligation under this sentence or there is no such agreement then in effect or required by the Company. If an underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, is filed, the Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any capital stock of the Company without the prior written consent of the Company or its underwriters for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Option Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation, a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.
     13. Resolution of Disputes. As a condition of the granting of the Option hereby, the Optionee and the Optionee’s heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, the Optionee and the Optionee’s heirs and personal representatives.
     14. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.
     15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by fax or telecopy. All notices of the exercise of the Option hereunder shall be directed to Superior Offshore International, Inc., 900 S. College Road, Suite 301, Lafayette, Louisiana 70503, Attention: Chief Financial Officer. Any notice given by the Company to the Optionee directed to the Optionee at the Optionee’s address on file with the Company shall be effective to bind the Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Optionee of the existence, maturity or termination of any of the Optionee’s rights hereunder and the Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of the Optionee’s rights or privileges hereunder.

     16. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.
     17. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference herein. The exercise price and the securities or other property issuable upon exercise of the Option, the duration of the Option and the other terms thereof are subject to adjustment or modification as provided in the Plan upon the occurrence of certain events, including a recapitalization, merger, or similar transaction or upon the occurrence of a Change of Control (as defined in the Plan). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.
     18. Employment or Service Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended). Any questions as to whether and when there has been a termination of employment or service as a consultant, and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to alter any “employment at will” relationship between the Optionee and the Company.
     19. Section 409A Limitation. In the event the Committee determines at any time that the Option has been granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “‘nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Paragraph XIV(h) of the Plan. Notwithstanding the foregoing, the Company shall have no liability to the Optionee or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.
     20. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of the Company and any successors to the Company and the Optionee and all persons lawfully claiming under the Optionee.

     IN WITNESS WHEREOF, this Option Agreement has been executed this              day of                     , 2              .

SUPERIOR OFFSHORE INTERNATIONAL, INC.

By:

Name:

Title:

OPTIONEE

(Employee]